SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

(703) 747-3000

(Registrant’s telephone number, including area code)

Item 4.    Change in Registrant’s Certifying Account.

Pursuant to the determination of the Audit Committee of the Board of Directors of BearingPoint, Inc. (“BearingPoint” or the “Company”), Grant Thornton LLP (“Grant Thornton”) was dismissed as the independent accountant for BearingPoint and its subsidiaries effective June 11, 2003. The Audit Committee retained PricewaterhouseCoopers LLP as the Company’s independent accountant as of June 12, 2003.

Grant Thornton was appointed as the independent accountant of BearingPoint in September 1998 and audited the financial statements for fiscal years 1999, 2000, 2001 and 2002. The reports of Grant Thornton on the financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the two most recent fiscal years, and through June 11, 2003, there were no:

(i)	disagreements between BearingPoint and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreement or disagreements in their report on the financial statements for such years; or

(ii)	reportable events involving Grant Thornton that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton has furnished BearingPoint with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated June 12, 2003, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

Exhibit 16.1    Letter from Grant Thornton LLP to the Commission, dated June 12, 2003.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s operations that are based on the Company’s current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance because they involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or the Company’s future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s actual results may differ from the forward-looking statements for many reasons, including:

—	the business decisions of the Company’s clients regarding the use of the Company’s services;

—	the timing of projects and their termination;

—	the availability of talented professionals to provide the Company’s services;

—	the pace of technological change;

—	the strength of the Company’s joint marketing relationships;

—	the actions of the Company’s competitors; and

—	unexpected difficulties associated with the Company’s recent acquisitions, group hires and other transactions involving BearingPoint GmbH and the former Andersen Business Consulting Practices.

In addition, the Company’s results and forward-looking statements could be affected by general domestic and international economic and political conditions, including the current slowdown in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in the Company’s industry. For a more detailed discussion of certain of these factors, see “Factors Affecting Future Financial Results” that is attached as Exhibit 99.1 to the Company’s Form 10-Q for the quarter ended March 31, 2003, “Factors Affecting Future Financial Results” in the Company’s most recent Form 10-K and similar sections in the Company’s filings with the Securities and Exchange Commission, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. The Company cautions the reader that these risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those implied by any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEARINGPOINT, INC.

By:	/S/ ROBERT S. FALCONE
Robert S. Falcone Executive Vice President and Chief Financial Officer

Date: June 12, 2003

Exhibit Index

Exhibit 16.1    Letter from Grant Thornton LLP to the Commission dated June 12, 2003.

Item 4.    Change in Registrant’s Certifying Account.

Pursuant to the determination of the Audit Committee of the Board of Directors of BearingPoint, Inc. (“BearingPoint” or the “Company”), Grant Thornton LLP (“Grant Thornton”) was dismissed as the independent accountant for BearingPoint and its subsidiaries effective June 11, 2003. The Audit Committee retained PricewaterhouseCoopers LLP as the Company’s independent accountant as of June 12, 2003.

Grant Thornton was appointed as the independent accountant of BearingPoint in September 1998 and audited the financial statements for fiscal years 1999, 2000, 2001 and 2002. The reports of Grant Thornton on the financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the two most recent fiscal years, and through June 11, 2003, there were no:

(i)	disagreements between BearingPoint and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreement or disagreements in their report on the financial statements for such years; or

(ii)	reportable events involving Grant Thornton that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton has furnished BearingPoint with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated June     , 2003, is filed as Exhibit 16.1 to this Form 8-K.